Exhibit 99.1

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting (the “Meeting”) of shareholders of Western Uranium & Vanadium Corp. (the “Company” or “Western”) will be held at the Holiday Inn Express & Suites Montrose, 1391 South Townsend Ave, Montrose, Colorado, USA at 2:00 pm (MT/local time), on Thursday the 27th day of June 2024, for the following purposes:

1.	to receive the audited annual consolidated financial statements of the Company for the fiscal period ended December 31, 2023, together with the report of the auditors (the “Financial Statements”);

2.	to pass a special resolution increasing the size of the board from three (3) to four (4) directors and authorizing the board of the Company to determine the number of directors of the Company from time to time;

3.	to elect the directors of the Company for the ensuing year;

4.	to re-appoint MNP LLP as the auditors of the Company for the ensuing year and to authorize the board of the Company to fix their remuneration; and

5.	to transact such other business as may properly be brought before the Meeting or any adjournment or adjournments thereof.

Your vote is important. If you held common shares in the Company on May 13, 2024, you are entitled to receive notice of and vote at this Meeting or any postponement or adjournment of it. This notice is accompanied by the management information circular which describes who can vote, how to vote, and what the Meeting will cover. The Financial Statements have been filed under the Company’s profile on SEDAR+ at www.sedarplus.ca in accordance with the Company’s continuous disclosure obligations and will be presented to shareholders at the Meeting.

As described in the “notice and access” notification mailed to shareholders of the Company, Western has opted to deliver its Meeting materials to shareholders by posting them on its website at www.western-uranium.com. The use of this alternative means of delivery is more environmentally friendly and more economical as it reduces the Company’s paper and printing use and the Company’s printing and mailing costs. The Meeting materials will be available on the Company’s website (www.western-uranium.com/annual-general-meetings.html) on or about May 28, 2024 and will remain on the website for one full year. The Meeting materials will also be available under Western’s profile on SEDAR+ at www.sedarplus.ca.

Shareholders who wish to receive paper copies of the Meeting materials prior to the Meeting may request copies from Capital Transfer Agency ULC, the registrar and transfer agent for Western by calling 1-844-499-4482, 1(416) 350-5007 (local) or by sending an email to voteproxy@capitaltransferagency.com no later than June 12, 2024.

If you are not able to attend the Meeting, please vote by using the proxy form or voting instruction form included with the “notice and access” notification and return it according to the instructions provided before 4:00 pm (ET/local time) in Toronto, Ontario on Tuesday, June 25, 2024.

DATED at Toronto, Ontario and Nucla, Colorado this 21st day of May 2024.

BY ORDER OF THE BOARD

“George Glasier”

George Glasier, President and Chief Executive Officer

330 Bay Street, Suite 1400, Toronto, Ontario M5H 2S8

MANAGEMENT INFORMATION CIRCULAR

As of May 21, 2024

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

to be held on Thursday, June 27, 2024

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by and on behalf of the management (the “Management”) of Western Uranium & Vanadium Corp. (the “Company” or “Western”) for use at the Annual General and Special Meeting of shareholders of the Company (the “Shareholders”) to be held at the Holiday Inn Express & Suites Montrose, 1391 South Townsend Ave, Montrose, Colorado, USA at 2:00 pm (MT/local time), on Thursday the 27th day of June 2024 and at any adjournment thereof (the “Meeting”) for the purposes set out herein and in the notice of meeting (the “Notice of Meeting”) accompanying this Circular.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally by the directors and/or officers of the Company. Registered shareholders of the Company and beneficial holders of the Company’s shares holding through intermediaries will be sent a notice and form of proxy for the Meeting in accordance with notice-and-access rules. Arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares (the “Shares”) held of record by such certain persons.

The approximate date on which proxy materials are expected to be first sent or given to Shareholders is May 28, 2024.

The record date for determining the Shareholders of the Company entitled to notice of, and to attend and vote their Shares at, the Meeting is May 13, 2024 (the “Record Date”).

NOTICE-AND-ACCESS

National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54- 101”) and National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”) allow for the use of the notice-and-access system for the delivery to shareholders of certain materials, including the notice of meeting, management information circular, annual financial statements and management’s discussion and analysis (collectively, the “Meeting Materials”) by reporting issuers.

Under the notice-and-access system, reporting issuers are permitted to deliver the Meeting Materials by posting them on SEDAR+ at www.sedarplus.ca as well as a website other than SEDAR+ and sending a notice package (the “Notice Package”) to Shareholders that includes: (i) the relevant form of proxy or voting instruction form; (ii) basic information about the meeting and the matters to be voted on; (iii) instructions on how to obtain a paper copy of the Meeting Materials; and (iv) a plain-language explanation of how the notice-and-access system operates and how the Meeting Materials can be accessed online.

As described in the notice-and-access notification mailing to the Shareholders, Western has elected to deliver its Meeting Materials to registered shareholders and beneficial holders using the notice-and-access system. Therefore, the Notice Package will be sent via prepaid mail directly to non-objecting beneficial owners (“NOBOs”) and, indirectly, through intermediaries to the objecting beneficial owners (“OBOs”); Western is not assuming the cost of such delivery to OBOs. Registered shareholders and those beneficial holders with existing instructions on their account to receive printed materials will receive a printed copy of the Meeting Materials with the Notice Package. Western is not using a procedure known as “stratification” in relation to its use of notice-and-access. Stratification occurs when a reporting issuer, while using notice-and-access, also provides a paper copy of the management information circular to some of its shareholders with the notice package. In relation to the Meeting, all Shareholders will receive the required documentation under the notice-and-access system.

The Meeting Materials can be viewed online under Western’s profile on SEDAR+ at www.sedarplus.ca or on Western’s website at www.western-uranium.com/annual-general-meetings.html. Shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost. Requests for Meeting Materials may be made up to one year from the date the Circular was filed on SEDAR+ by emailing voteproxy@capitaltransferagency.com or by emailing the Company at ir@western-uranium.com. Shareholders who wish to receive paper copies of the Meeting Materials prior to the Meeting may request copies from Capital Transfer Agency ULC, the registrar and transfer agent for Western, by calling 1-844-499-4482 or by sending an email to voteproxy@capitaltransferagency.com no later than June 12, 2024.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the form of proxy for the Meeting were appointed by Management of the Company (the “Management Designees”). A REGISTERED SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE COMPANY, TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO by inserting such other person’s name in the blank space provided in the form of proxy and depositing the completed proxy with the Transfer Agent of the Company, Capital Transfer Agency ULC, 390 Bay Street, Suite 920, Toronto, Ontario M5H 2Y2. A proxy can be executed by the Shareholder or his attorney duly authorized in writing, or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

In addition to any other manner permitted by law, the proxy may be revoked before it is exercised by instrument in writing executed and delivered in the same manner as the proxy at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used or delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the time of voting and upon either such occurrence, the proxy is revoked.

Please note that Shareholders who receive their Notice Package from Broadridge Investor Communication Solutions, Canada (“Broadridge”) must return the proxy forms, once voted, to Broadridge for the proxy to be processed.

DEPOSIT OF PROXY

ALL PROXIES TO BE USED AT THE MEETING MUST BE DEPOSITED WITH THE COMPANY’S TRANSFER AGENT, CAPITAL TRANSFER AGENCY ULC, NO LATER THAN 4:00 pm (ET/local time in Toronto, Ontario) ON TUESDAY, JUNE 25, 2024. An envelope for the return of completed proxies is also being sent to registered Shareholders.

ADVICE TO BENEFICIAL SHAREHOLDERS

Only registered Shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, Shares owned by a person are registered either: (a) in the name of an intermediary (an “Intermediary”) that the non-registered holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant (a “Non-Registered Holder”). In accordance with the requirements of NI 54-101, the Company is distributing the Meeting Materials to Shareholders by posting Meeting Materials on its website at www.western-uranium.com/annual-general-meetings.html. The Meeting Materials will be available on the Company’s website on or about May 28, 2024 and will remain on the website for one full year. The Meeting Materials will also be available under Western’s profile on SEDAR+ at www.sedarplus.ca. The Company will only be mailing the Notice Package in connection with the Meeting. Intermediaries are required to forward the Notice Package to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive it. Very often, Intermediaries will use service companies to forward the Notice Package to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive the Notice Package will either:

a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the Non-Registered Holder but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified; or

b)

be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “Voting Instruction Form”) which the Intermediary must follow. Typically, the Non-Registered Holder will also be given a page of instructions which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a Voting Instruction Form, the Non-Registered Holder must remove the label from the instructions and affix it to the Voting Instruction Form, properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares they beneficially own at the Meeting. Should a Non-Registered Holder who receives either form of proxy wish to vote at the Meeting in person, the Non-Registered Holder should strike out the persons named in the form of proxy and insert the Non-Registered Holder’s name in the blank space provided. Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the form of proxy or Voting Instruction Form is to be delivered.

All references to shareholders in this Circular and the accompanying instrument of proxy and Notice of Meeting are to Shareholders of record unless specifically stated otherwise.

EXERCISE OF DISCRETION BY PROXIES

Shares represented by properly executed proxies in favour of the persons designated in the form of proxy will be voted on or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and, where the person whose proxy is solicited specifies a choice with respect to the matters identified in the proxy.

Shares represented by properly executed proxies in favour of the persons designated in the form of proxy, provided for voting at the Meeting in the absence of any direction to the contrary, will be voted FOR the item of business as set out in the Notice of Meeting and as stated elsewhere in this Circular.

The form of proxy for the Meeting confers discretionary authority upon the persons named therein with respect to any amendment, variation or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. IF ANY SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS WHICH ARE NOT NOW KNOWN TO THE MANAGEMENT DESIGNEES SHOULD PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES. As of the date of this Circular, Management of the Company knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the accompanying Notice of Meeting.

EFFECTIVE DATE

The effective date of this Circular is May 21, 2024.

CURRENCY

Unless otherwise stated, all amounts expressed in this Circular are in United States Dollars.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Each Shareholder of record will be entitled to one (1) vote for each Share held at the Meeting.

Shareholders of record of the Shares of the Company on the Record Date will be entitled either to attend the Meeting in person and vote Shares held by them at that Meeting or, provided an appropriately completed and executed proxy shall have been delivered to the Company as described herein, to attend and vote their Shares at the Meeting by proxy. However, if a holder of Shares of the Company has transferred any Shares after the Record Date and the transferee of such Shares establishes ownership thereof and makes a written demand, not later than ten (10) days before the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting, the transferee will be entitled to vote such Shares.

As of the Record Date, the authorized capital of the Company consisted of an unlimited number of common shares, of which 55,223,113 Shares were issued and outstanding as fully paid and non-assessable.

Holders of 10% or more of the Company’s Shares

To the knowledge of the directors and executive officers of the Company, no person or company beneficially owns, controls or directs Shares carrying 10% or more of the voting rights attached to all outstanding Shares of the Company as at the Record Date.

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company for the financial year ended December 31, 2023 and the report of the auditor thereon (collectively, the “Financial Statements”) will be placed before Shareholders at the Meeting for their consideration. No formal action is expected to be taken at the Meeting to approve the Financial Statements. If any Shareholder has questions regarding the Financial Statements, such questions may be brought to the Management of the Company.

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein, except for the special resolution increasing the size of the board of directors of Western (the “Board”) from three (3) to four (4) and authorizing the Board to determine the number of directors which requires the vote of two thirds of the Shares voted thereon. If there are more nominees for election as directors than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election is equal to the number of vacancies to be filled, all such nominees who receive a simple majority of affirmative votes cast at the Meeting will be declared elected by acclamation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company, no proposed nominee for election as a director of the Company, none of the persons who have been directors or executive officers of the Corporation since the commencement of the Company’s last completed financial year, and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting except as disclosed herein.

BUSINESS OF THE MEETING – MATTERS TO BE ACTED UPON

MATTER #1: APPROVAL OF CHANGES TO BOARD SIZE

The articles of incorporation, as amended, of the Company (the “Articles”) currently provide that the number of directors of the Company will be a minimum of three and a maximum of ten. At the Company’s shareholder meeting held on June 29, 2023, the shareholders elected a board of three directors. Management of Company is now proposing to add a fourth director to the Board and therefore the shareholders will be asked at the Meeting to approve the increase of the Board’s size from three to four seats.

Under sections 124(2) and 125(3) of the Business Corporations Act (Ontario), where a minimum and maximum number of directors is provided for in the articles of a corporation, the corporation may pass a special resolution empowering the directors to determine, from time to time, the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders. Such resolution would also provide some flexibility in the future for the Board to add qualified individuals as members of the Board between meetings of the Shareholders, including for the purposes of uplisting the Company on a Canadian or US national securities exchange, and avoid the cost of calling a special meeting of the Shareholders to add qualified individual(s) to the Board. However, the directors may not, between meetings of shareholders, appoint one or more additional directors if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the annual meeting of shareholders.

At the Meeting, Shareholders will be asked to pass the following special resolution (the “Board Size Resolution”) to increase the size of the board from three (3) to four (4) directors and empower the Board to determine the number of directors of the Company from time to time and the number of directors to be elected at the annual meeting of the shareholders within the minimum and maximum provided for in the Articles of the Company, substantially in the following form:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a) the number of directors of the Company is hereby increased from three (3) to four (4) directors;

(b) until otherwise determined by special resolution of Shareholders, the Board of Directors of the Company is authorized and empowered by special resolution of the Shareholders to determine the number of directors of the Company from time to time and the number of directors to be elected at meetings of the shareholders of the Company, all within the minimum and maximum provided for in the articles of incorporation of the Company, as amended from time to time; and

(c) any one director or officer of the Company be and they are hereby authorized, for and on behalf of the Company, to take such other actions as such director or officer may determine to be necessary or desirable to implement this special resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.”

The approval by Shareholders requires a favourable vote of at least two thirds of the Shares voted in respect of the Board Size Resolution at the Meeting. The Board has concluded that the adoption of the Board Size Resolution is in the best interests of the Company. Accordingly, the Board recommends that Shareholders vote FOR the Board Size Resolution.

Unless a proxy specifies that the Shares it represents are to be voting against the Board Size Resolution, the proxies named in the form of proxy intend to vote in favour of the Board Size Resolution.

MATTER #2: ELECTION OF DIRECTORS

The Articles of the Company currently provide that the number of directors of the Company will be a minimum of three and a maximum of ten. The term of office of the current three directors expires at the Meeting. All of the current directors (namely, George E. Glasier, Bryan Murphy and Andrew Wilder) are nominated for re-election at the Meeting as Management’s nominees. In addition, Management proposes that a fourth director, Michael Skutezky, be elected at the Meeting.

The persons named in the proxy for the Meeting, if not expressly directed otherwise in such proxy, intend to vote the Shares in respect of which they have been appointed proxyholder in favour of the election as directors of those persons listed below as nominees. Each director elected will hold office until the close of the next annual meeting of shareholders of the Company following his election unless his office is earlier vacated in accordance with the applicable rules. Management recommends that Shareholders vote in favour of these nominees.

The following table sets out the name of each person proposed to be nominated by Management for election as a director, all other positions and offices with the Company and any significant affiliate now held by him, if any, his principal occupation or employment, the period or periods of service as a director of the Company and the approximate number of Shares of the Company beneficially owned by him directly or indirectly, by, or subject to control or direction of, such person as of the date of this Circular:

Name, Province/State of Residence, and Positions with the Company	Director since	Principal Occupation and Past Experience	Shares Beneficially Owned
George Glasier Colorado, USA Director, President & CEO, Member of the Audit Committee	November 2014	Cattle rancher. Previously Director, President, Founder and CEO of Energy Fuels Inc.	4,810,869
Bryan Murphy, ICD.D Ontario, CAN Director, Chairman of the Board, Member of the Audit Committee	January 2018	CFO of Biome Renewables Inc. and Founder of Magellan Limited	116,747
Andrew Wilder New York, USA Director, Chairman of the Audit Committee	November 2014	CEO Cross River Infrastructure Partners	Nil
Michael Skutezky, British Columbia, CAN Director Nominee	N/A	Lawyer. Senior Legal Counsel and Corporate Secretary	3,000

Principal Occupation and Past Experience of Nominees

George Glasier, J.D., age 80, Director, President and Chief Executive Officer

Mr. Glasier has over forty years’ experience in the uranium industry in the United States, with extensive experience in sales and marketing; project development and permitting uranium processing facilities. He is the founder of Energy Fuels Inc. (Volcanic Metals Exploration Inc.) and served as its Chief Executive Officer and President from January 2006 to March 2010. He was responsible for assembling a first-class management team, acquiring a portfolio of uranium projects, and leading the successful permitting process that culminated in the licensing of the Piñon Ridge uranium mill; planned for construction in Western Montrose County, Colorado. Mr. Glasier began his career in the uranium industry in the late 1970’s with Energy Fuels Nuclear, Inc. (“EFN”); this company was led by the uranium pioneer Bob Adams, a founder of the U.S. uranium production industry. EFN became the largest uranium producer in the United States and built and operated the White Mesa Mill near Blanding, Utah. Mr. Glasier received his Juris Doctorate and Bachelor of Science/Business Administration from the University of Denver.

Bryan Murphy ICD.D, age 55, Chairman and Director

Mr. Murphy is Founder of Magellan Limited, an advisory firm focusing on providing strategic, M&A, and financial advisory services and currently serves as CFO and Head of Finance for Biome Renewables Inc., an early stage clean-tech company that is developing and commercializing critical energy technologies to enable the global energy transition. Formerly, Mr. Murphy was Co-Founder and Managing Partner of Quest Partners, a boutique investment bank that focuses on the provision of mid-market M&A, corporate finance, and business strategy services. In these capacities, Mr. Murphy has developed extensive international experience and relationships advising high-growth businesses across North America, Europe, and the Middle East. In the dozen years prior to Quest Partners, Mr. Murphy held senior management roles at Canadian Tire Corporation overseeing divisions and business lines. Additionally, Mr. Murphy was formerly a board member of Covenant House Toronto, one of Canada’s largest homeless youth agencies. Bryan has an Honours Bachelor of Arts in Business Administration majoring in Finance and an MBA with Distinction from the University of Western Ontario Richard Ivey School of Business. Bryan earned the ICD.D designation from the Rotman School of Management at the University of Toronto and the Institute of Corporate Directors in Toronto.

Andrew Wilder, age 53, Director

Andrew Wilder serves as a Director and the Chairman of the Audit Committee for Western, positions he has held since 2014. He is the Founder and the Chief Executive Officer of Cross River Infrastructure Partners, a platform designed to accelerate global sustainability through the development and construction of infrastructure projects deploying transformative industrial technologies. Areas of focus include capturing and sequestering carbon emissions, generating green hydrogen and ammonia, generating clean power with advanced small modular nuclear reactors, and upcycling biowaste into renewable natural gas and alternative protein. Mr. Wilder is also currently a Board Member for Bedford 2030, a community-based climate action non-profit organization for the Township of Bedford, New York. In 2011, prior to launching Cross River Infrastructure Partners, Mr. Wilder founded and managed the Cross River Group, an advisory business providing capital and business development services to alternative asset managers and institutions. In 2001, Mr. Wilder co-founded and served as Chief Operating and Chief Financial Officer for North Sound Capital LLC, an equity hedge fund manager with $3 billion peak assets under management. Mr. Wilder’s prior career included serving as a Manager in the audit group of Deloitte. Mr. Wilder received the Chartered Accountant (Canada) designation, holds the CFA designation, and received an MBA from the University of Toronto and a BA from the University of Western Ontario.

Michael Skutezky, age 76, Director

Mr. Skutezky has over 40 years’ experience in the financial sector in Canada including, Assistant General Counsel of Royal Bank, where he focused on International and Canadian project financing and Senior VP Personal Trust, National Trust Company prior to its acquisition by Scotiabank. Mr. Skutezky has served as an officer, counsel and director of several private and public companies and has been a founder in the going public and listing of several TSX, TSX-V and CSE resource sector companies. He is currently Chairman and sole shareholder of Rhodes Capital Corporation. Mr. Skutezky holds a B.A. in Business from Bishop’s University and an L.L.B. from Dalhousie Law School. He is a member of the Canadian and International Bar Associations and a non-practicing member of the Law Society of Ontario.

Executive Officer Not Nominated to Serve as a Director

Robert Klein, age 58, Chief Financial Officer

Mr. Klein has served as the Company’s Chief Financial Officer since October 19, 2016. He is in charge of accounting and finance, and is closely involved in capital markets activities, corporate transactions, investor relations, public relations, and legal and compliance. Formerly, Mr. Klein served as Vice President-Finance and had leading roles in reporting, corporate transactions, and Western’s public listings on the CSE and OTCQX. Mr. Klein was formerly the Chief Operating Officer of Cross River Group and began his association with Western on an Operating Partner basis after the formation of Western’s predecessor company, Pinon Ridge Mining, LLC. Previously, Mr. Klein was a Managing Director at Analytical Research, an alternative investments research firm. He has a broad financial background derived from senior operating and investment roles with asset managers and through Exeter Analytics, a consulting firm he founded. Mr. Klein was formerly the CFO of Five Points Capital, a hedge fund spin-out from Soros Fund Management. After having begun his career in public accounting, Mr. Klein worked for Lehman Brothers, an investment bank, and William E. Simon & Sons, a merchant bank and private investment firm. Rob earned the Chartered Financial Analyst designation, received an M.B.A. from the Robert H. Smith School of Business at the University of Maryland and a B.S. in Accounting from George Mason University.

Family Relationships

There are no family relationships among the Company’s directors and executive officers.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Company, no nominee is, as at the date of this Circular, or has been in the last ten (10) years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that, while that person was acting in that capacity,

(a)	was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

To the knowledge of the Company, no nominee:

(a)

is, as at the date of this Circular, or has been within the 10 years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Penalties or Sanctions

To the knowledge of the Company, none of the nominees has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or have entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Election of Directors

At the Meeting, Shareholders of the Company will be asked to elect to the Board the four individuals nominated for election by Management (namely, George E. Glasier, Bryan Murphy, Andrew Wilder, and Michael Skutezky).

Unless a proxy specifies that the Shares it represents are to be withheld from voting in favour of any of the candidates proposed above, the proxies named in the form of proxy intend to vote in favour of each of the candidates proposed above.

MATTER #3: RE-APPOINTMENT OF AUDITOR

Shareholders of the Company will be asked to approve the reappointment of MNP LLP of Mississauga, Ontario as auditors of the Company to hold office until the next annual general meeting of the Company and will also propose that the Board be authorized to fix the remuneration to be paid to the auditor. MNP LLP was first appointed as independent auditors of the Company at a shareholder meeting held on July 18, 2014.

As this year’s Meeting is not held in Toronto, it is anticipated that a representative of Western’s auditors will not be present, make any statement or respond to any questions at the Meeting.

Unless a proxy specifies that the Shares it represents are to be withheld from voting in favour of the appointment of MNP LLP as the auditor of the Company, the proxies named in the form of proxy intend to vote in favour of the re-appointment of MNP LLP as the auditor of the Company and the authorization of the Board to fix the remuneration paid to auditor.

MATTER #4: OTHER MATTERS COMING BEFORE THE MEETING

Management of the Company knows of no other matter to come before the Meeting other than as set forth above and in the Notice of Meeting. Should any other matters properly come before the Meeting, the Shares represented by the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the person voting by proxy.

INFORMATION CONCERNING THE COMPANY

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

Basis of Reporting

The Company, originally named Western Uranium Corporation, was created on November 20, 2014 when Homeland Uranium Inc. changed its name subsequent to a reverse takeover of Homeland Uranium Inc. by Pinon Ridge Mining LLC. As part of that process, Homeland Uranium Inc. acquired 100% of the members’ interests of Pinon Ridge Mining LLC and subsequent to obtaining appropriate shareholder approvals, the Company reconstituted its Board and senior Management team. Homeland Uranium Inc. was a non-listed reporting issuer subject to the rules and regulations of the Ontario Securities Commission (the “OSC”). Concurrent with the reverse takeover, the Company completed a listing process on the Canadian Securities Exchange (the “CSE”).

In March 2015, Western and Black Range Minerals Limited (“Black Range”) entered into a definitive Merger Implementation Agreement, pursuant to which Western agreed to acquire all of the issued shares of Black Range by way of Scheme of Arrangement under the Australian Corporations Act 2001. On September 16, 2015, Western completed its takeover of Black Range, an Australian company that was listed on the Australian Securities Exchange until the acquisition was completed.

On May 23, 2016, the Company’s common shares were approved for the commencement of trading on the OTCQX Market under the symbol “WSTRF”, and thereafter became an SEC reporting company on June 27, 2016. In October 2018, the Company changed its name from Western Uranium Corporation to Western Uranium & Vanadium Corp. As of the date of this Circular, the Company is no longer an US domestic issuer but it is a voluntary SEC reporting company.

Western’s common shares continue to trade on the CSE under the symbol “WUC”. In 2016, Western began presenting its consolidated financial statements in accordance with United States generally accepted accounting principles (U.S. GAAP), replacing the former International Financial Reporting Standards (IFRS) presentation.

Consequently, the disclosure in this section is being presented in accordance with the rules of the OSC. In order to conform to its financial statement presentation a reporting currency of U.S. dollars is utilized in all the tables.

Pursuant to NI 51-102, the Company is required to disclose all compensation for services rendered to the Company for its two most recently completed financial years in respect of the following: (i) the Chief Executive Officer (“CEO”), (ii) the Chief Financial Officer (“CFO”) and (iii) any other executive officer whose compensation in any of those years exceeded CAD$150,000 (together, “Named Executive Officers”), as well as directors. During the financial years ended on December 31, 2023 and December 31, 2022, the Company had two Named Executive Officers: George Glasier (President and CEO) and Robert Klein (CFO).

Total Compensation Excluding Compensation Securities

The table below sets out information concerning the compensation earned or awarded to the Company’s Named Executive Officers and Directors during the financial years ended December 31, 2023 and 2022.

Total of compensation excluding compensation securities
Name and position	Year	Salary, consulting fee, retainer or commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)(1)	Total compensation ($)
George Glasier,	2023	250,000	53,000	Nil	Nil	193,751	496,751
Chief Executive Officer,	2022	250,000	50,000	Nil	Nil	364,190	664,190
President and Director
Andrew Wilder,	2023	18,444	Nil	Nil	Nil	178,751	197,195
Director	2022	17,696	Nil	Nil	Nil	364,190	381,886
Robert Klein,	2023	150,000	33,000	Nil	Nil	193,751	376,751
Chief Financial Officer	2022	150,000	15,000	Nil	Nil	364,190	529,190
Bryan Murphy,	2023	44,443	Nil	Nil	Nil	178,751	223,194
Chairman and Director	2022	44,239	Nil	Nil	Nil	364,190	408,429

Notes:

(1)	Value of all other compensation represents the aggregate value of the stock options issued to the director/officer.

Incentive Plan Awards

During the financial year ended December 31, 2023, the Company issued 1,000,000 stock options to its Named Executive Officers and Directors. The table below sets out information concerning the stock options issued to the Company’s Named Executive Officers and Directors during the financial year ended December 31, 2023.

Compensation Securities
Name and position	Type of compensation security	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price (CAD$)	Closing price of security or underlying security on date of grant (CAD$)	Closing price of security or underlying security at year end December 31, 2023 (CAD$)	Expiry date
Andrew Wilder, Director	Stock Options	250,000	December 20, 2023	$1.60	$1.56	$1.60	January 31, 2030(1)
Bryan Murphy, Chairman and Director	Stock Options	250,000	December 20, 2023	$1.60	$1.56	$1.60	January 31, 2030(1)
Robert Klein, CFO	Stock Options	250,000	December 20, 2023	$1.60	$1.56	$1.60	January 31, 2030(1)
George Glasier CEO, President and Director	Stock Options	250,000	December 20, 2023	$1.60	$1.56	$1.60	January 31, 2030(1)

(1)	Each of these options has a five-year term, an exercise price of CAD $1.60 (US$1.20 as of December 31, 2023) and are vesting in third equal tranches on January 31, 2024, July 31, 2024 and January 31, 2025.

Named Executive Officers and directors of the Company have exercised stock options or other compensation securities during the financial year ended December 31, 2023 as presented in the table below.

Exercise of Compensation Securities by Directors and NEOs Financial Year Ended December 31, 2023(1)
Name and position	Type of compensation security	Number of compensation securities exercised	Number of shares issued upon the exercise		Exercise price per security ($)	Date of exercise	Closing price of security on date of exercise (CAD$)	Difference between exercise price and closing price on date of exercise (CAD$)	Total value on each exercise date (CAD$)
George Glasier CEO, President and Director	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Andrew Wilder Director	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Robert Klein CFO	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Bryan Murphy Chairman and Director	Options	50,000	18,246	(2)	1.5746	October 26, 2023	1.46	0.1146	19,268.10	(3)

(1)	Except as otherwise noted, the amounts in this table are expressed in Canadian Dollars.
(2)	These shares were acquired through a cashless exercise of options whereby the shares listed in this column were issued at CA$1.5746 per share, and the balance of exercised options were treated as surrendered in payment of the exercise premium.
(3)	This amount is expressed in U.S. Dollar and was calculated by multiplying the number of shares issued upon the cashless exercise with the closing price expressed in U.S. Dollars (i.e. US$1.00).

Employment, Consulting and Management Contracts

George Glasier

On February 8, 2017, the Company entered into an employment agreement with George Glasier, its Chief Executive Officer. The employment agreement automatically renews each year unless either party provides a 90-day advance written notice of their desire to not renew the agreement. The employment agreement provides for a base salary of $180,000 per year, the amount of which is subject to review by the board of directors at least annually, and the agreement also provides for a discretionary annual cash bonus to be determined by the Board. On May 30, 2019, the Board approved an addendum to Mr. Glasier’s employment agreement, increasing his annual salary from $180,000 to $220,000. In December 2021, the Board approved an increase to Mr. Glasier’s base salary from $220,000 to $250,000. In December 2023, the Board approved an increase to Mr. Glasier’s base salary from $250,000 to $300,000. Pursuant to the employment agreement, if the Company terminates the employment agreement without cause, or if a change of control occurs, the Company is required to pay to Mr. Glasier a lump sum payment equal to two and one-half times his annual base salary. The agreement defines “change of control” as follows: (a) a transaction or series of transactions whereby a person or a group becomes owner directly or indirectly of at least 50% of the securities of Western; (b) a transaction or series of transactions whereby the Company transfers all or substantially all its assets; and (c) a merger or a consolidation between Western and another entity whereby Western’s shareholders prior to such merger or consolidation own less than 80% of the voting shares of the surviving entity.

Robert Klein

On November 12, 2020, the Company entered into a new employment agreement with its Chief Financial Officer, Robert Klein. The agreement was effective as of October 1, 2020 and has an initial term that ended on September 30, 2021. The agreement will automatically renew for successive annual terms unless either party provides a 90-day advance written notice of their intention not to renew. The Agreement provides for a base salary of $150,000 per year, the amount of which is subject to review by the Board of Directors at least annually. In December 2023, the Board approved an increase to Mr. Klein’s base salary from $150,000 to $200,000. Under the agreement, Mr. Klein is eligible to receive bonuses after the end of each calendar year or earlier in the discretion of the Board, and a bonus will also be considered upon the closing of a strategic transaction by the Company. The agreement provides that Mr. Klein is eligible to participate generally in any employee benefit plan of the Company or its affiliates and to receive annual stock option grants under the Company’s incentive stock option plan in amounts to be determined and approved by the Board.

Bryan Murphy

Bryan Murphy provides his services as director and member of the Audit Committee of the Company through Magellan Limited (a company owned and controlled by Mr. Murphy) as per a director compensation and indemnification agreement between the Company and Magellan Limited entered into on January 31, 2018. The monthly compensation paid by the Company to Mr. Murphy for his services as director, member of the Audit Committee, and Chairman is CAD$8,000 plus HST.

Andrew Wilder

The monthly compensation paid by the Company to Mr. Wilder for his services as director and member of the Audit Committee of the Company is the U.S. equivalent of CAD$5,000. Mr. Wilder and the Company did not enter into a Director Compensation Agreement.

Summary of Incentive Stock Option Plan

The Company has in place an Incentive Stock Option Plan dated May 24, 2023 (the “2023 ISOP”) which permits the grant of stock options to officers, directors, employees, consultants and others. That plan is a rolling 10% stock option plan or an “evergreen plan” as described in Policy 6. Distributions & Corporate Finance of the Canadian Securities Exchange (the “CSE”). The 2023 ISOP as approved by the shareholders of Western at the shareholder meeting held on June 29, 2023. In accordance with the CSE Policies, the 2023 ISOP must be re-approved by the shareholders of the Company no later than June 29, 2026 being the date that is three years after the date of the most recent approval. The 2023 ISOP has been filed and is available under Western’s profile on SEDAR+ at www.sedarplus.com and on EDGAR at www.sec.gov/edgar.

The purpose of the 2023 ISOP is to attract, retain and motivate directors, management, staff and consultants by providing them with the opportunity, through stock options, to acquire a proprietary interest in the Company and benefit from its growth.

The 2023 ISOP provides that the aggregate number of Shares for which stock options may be granted will not exceed 10% of the issued and outstanding Shares at the time stock options are granted. At December 31, 2023, a total of 50,002,089 Shares were outstanding, and at that date the maximum number of stock options eligible for issuance was 5,000,208. As at the date of this Circular, there are 4,548,334 stock options outstanding, each option entitling the option-holder to purchase one common share of the Company, as follows:

Number of Options	Exercise Price	Expiration Date
458,334(1)	C$1.03	January 6, 2025
900,000(1)	C$1.76	February 9, 2027
1,665,000(2)	C$1.60	October 31, 2027
1,525,000(1)	C$1.60	January 31, 2029

(1)	These options expire in three equal tranches with the first expiration date being noted in the last column of the table.
(2)	These options expire in two equal tranches with the first expiration date being noted in the last column of the table.

A stock option exercise price shall not be less than the most recent share issuance price, and the maximum term calculated from the vesting date is five years. There are no specific vesting provisions under the Plan and options are non-assignable and non-transferable. The 2023 ISOP provides that if an optionee’s employment is terminated for any reason, or if the service of a director, senior executive or consultant of the Company who is an optionee is terminated, any vested stock option of such optionee may be exercised during a period of 90 days following the date of termination of such employment or service, as the case may be. In the case of an optionee’s death, any vested stock option of such optionee at the time of death may be exercised by his or her heirs or legatees or their liquidator during a period of one year following such optionee’s death.

The total number of Shares issuable to any one person during a 12-month period may not exceed ten percent (10%) of the total number of common shares issued and outstanding. In addition, no person may be granted a number of options that would exceed five percent (5%) of the total number of common shares issued and outstanding at the time of the grant. In any 12-month period, no options exercisable for more than 2% of the Company’s issued and outstanding Shares may be awarded to persons engaged by the Company to conduct investor relations activities. If options are terminated, lapse or are exercised under the 2023 ISOP, the associated Shares become available again and new options may be granted in respect thereof in accordance with the provisions of the Plan.

An optionee may elect to exercise any option by paying the exercise price in full or through a cashless exercise whereby the Company receives no cash payment at exercise and the option-holder receives only a number of Shares equal to the in-the-money value of the Shares underlying the options (by reference to the volume weighted average trading price of those Shares for the 20 trading days before exercise). In addition, the Board may arrange, in its sole discretion, a broker-assisted cashless exercise program whereby the optionee may elect to exercise any option: (a)by receiving an amount equal to the cash proceeds realized upon the sale of the Shares underlying the options less the aggregate exercise price; (b) by receiving a number of Shares that is equal to the number of Shares underlying the options minus the number of Shares sold by the broker; or (c) a combination of (a) and (b). As of the date hereof, no such program was implemented by the Board.

In the event of a “change of control” any unvested options shall vest immediately, and any outstanding options shall remain outstanding for the entire period regardless of the optionee’s status with the Company following the change of control. The 2023 ISOP defines “change of control” as follows: (a) a transaction or series of transactions whereby a person or a group becomes the beneficial owner, directly or indirectly, of at least 20% of Western’s outstanding shares; (b) a transaction or series of transactions whereby the Company transfers all or substantially all its assets; and (c) a merger or a consolidation between western and another entity whereby Western’s shareholders prior to such merger or consolidation own less than 80% of the voting shares of the surviving entity. In addition, the expiry date of any outstanding option due to expire during a blackout period shall be automatically adjusted to expire on the tenth trading day after the end of the blackout period.

The Board may make any amendment to the 2023 ISOP, without shareholder approval, except an increase in the number of common shares reserved for issue under the Plan or a reduction of an option exercise price. Subject to any applicable rules (including CSE policies), the terms of any existing option may not be altered, suspended or discontinued without the consent in writing of the Optionee.

Stock Options Granted and Outstanding

A total of 1,525,000 stock options have been granted during the financial year ended December 31, 2023. A total of 50,000 stock options were exercised pursuant to a cashless exercise during that financial year. The following table shows the number of stock options outstanding as of December 31, 2023, as well as the number of stock options available for future issuances as of the same date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders*	4,917,666	CAD$1.22	82,543
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	4,917,666	CAD$1.22	82,543

*	As of December 31, 2023.

Outstanding Stock Awards at Fiscal Year-End for 2023

None.

Director Compensation

The following tables set forth a summary of the compensation earned by each director who is not a Named Executive Officer and who served on the Board during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Andrew Wilder(1)	$18,444	Nil	$178,751	$197,195
Bryan Murphy(2)	$44,443	Nil	$178,751	$223,194

(1)	Mr. Wilder was paid a CAD $2,000 monthly fee for his services as a Director. During the year ended December 31, 2023, the Company incurred USD$18,444 in director fees for Mr. Wilder’s services.
(2)	Mr. Murphy was paid a CAD $5,000 monthly fee for his services as Chairman and Director. During the year ended December 31, 2023, the Company incurred USD$44,443 in director fees for Mr. Murphy’s services.

CORPORATE GOVERNANCE DISCLOSURE

Corporate governance refers to the policies and structure of the board of directors of a company, whose members are elected by and accountable to the shareholders of the Company. Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognizes the principles of good management. The Board believes that good corporate governance improves corporate performance and benefits all Shareholders and is committed to sound corporate governance practices.

The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-201 – Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, the CSA have implemented National Instrument 58-101 – Disclosure of Corporate Governance Practices, which prescribes certain disclosure by the Company of its corporate governance practices. This section sets out the Company’s approach to corporate governance and addresses the Company’s compliance with Form 58-101F2 – Corporate Governance Disclosure.

Director Independence

The Board of the Company facilitates its exercise of independent supervision over Management by ensuring representation on the Board by directors who are independent of Management and by promoting frequent interaction and feedback.

Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The Company’s Board currently consists of three directors. Among this group, Bryan Murphy and Andrew Wilder are independent Directors based upon the tests for independence set forth in National Instrument 52-110 – Audit Committees (“NI 52-110”). If elected at the Meeting, Michael Skutezky will be an independent Director.

Directorships

Michael Skutezky is a director of the following reporting issuers: Green Shift Commodities Ltd., and New Break Resources Ltd. None of the current directors of the Company serves on the board of directors of a reporting issuer.

Compensation Principles

The main objective of the Company’s executive compensation program is to ensure that executive compensation is fair and reasonable, rewards directors and Management’s performance, and is successful in attracting and retaining experienced executives. The Company’s compensation program is based on the principle that the compensation should be aligned with the short, medium and long-term interests of Company’s Shareholders. The Company’s compensation program also recognizes that the various components thereof must be sufficiently flexible to adapt to unpredictable developments in the uranium and vanadium markets.

The Company’s executive compensation program is comprised of three primary components: (a) base salary; (b) a short-term incentive plan, which includes the potential for cash bonuses; and (iii) a long-term incentive plan, which consists of grants of stock options. The Board does not have a compensation committee and executive compensation is determined by the Board as a whole. In determining the executive compensation, the Board bears in mind the nature of the Company and scope of its operations, the small number of executive officers and the financial health of the Company.

The base salary of each executive is reviewed and evaluated by the Board based on the principles, objectives, criteria and processes outlined above. Upon the Company’s listing on the CSE, the Board established compensation for each director who is not otherwise remunerated by the Company. That compensation was subsequently increased to CAD$2,000 per month for those directors who are not serving as Chairman or are not otherwise remunerated by the Company.

The Company entered into an employment agreement with its CEO at the beginning of 2017. At the request of the Board, the CEO’s employment agreement was prepared by a large regional law firm in the US with a well-regarded employment law practice. That Denver headquartered firm conducted a survey of comparable mining companies with assets in Colorado to derive both compensation and employment provisions. The resulting proposed agreement was presented to the Board and, after slight modification, was presented to the CEO. The employment agreement provides for a base salary of $180,000 per year, the amount of which is subject to review by the board of directors at least annually. On May 30, 2019, the Board approved an addendum to Mr. Glasier’s employment agreement, increasing his annual salary from $180,000 to $220,000, and in December 2022 the Board increased his annual salary from $220,000 to $250,000. A $53,000 bonus was awarded in the 2023 financial year.

In November 2020, the Company entered into a new employment agreement with its CFO. That agreement has similar general terms and conditions to the CEO employment agreement, although certain key terms are different (for details on the CEO and CFO employment agreements, please refer to section “Employment, Consulting and Management Contracts” of this Circular). A short-term incentive award, if any, in the form of a cash bonus may be awarded by the Board based on the principles, objectives, criteria and processes outlined above. A $33,000 bonus was awarded in the 2023 financial year.

With regard to long-term incentives, the Company has a stock option plan which permits the granting of options to purchase common shares to directors, officers, employees and consultants of the Company. The stock option plan was approved by the Shareholders of the Company and is administered by the Board. The amount of options to be granted to an executive is determined by the Board based on the principles, objectives, criteria and processes outlined above. The Board granted an aggregate of 1,000,000 stock options to the Company’s executives and directors during the 2023 financial year.

The Company’s executive compensation program has allowed the Company to attract and retain a team of motivated executives who are working towards the common goal of enhancing the Company’s value. The Board will periodically review the executive compensation program to ensure that the resulting compensation remains consistent with the performance of the Company.

Board Leadership Structure and Role in Risk Oversight

The Board as a whole is responsible for risk oversight for the Company. The Company’s executive officers address and discuss with the Board the Company’s risks and the manner in which the Company manages or mitigates such risks. While the Board has the ultimate responsibility for the Company’s risk oversight, the Board works in conjunction with its audit committee (the “Audit Committee”) on certain aspects of its risk oversight responsibilities. In particular, the Audit Committee focuses on financial reporting risks and related controls and procedures. The Company does not currently have a compensation committee or a nominating committee, so the full Board evaluates the risks associated with the Company’s compensation philosophy and programs and strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategies and objectives, and it oversees risks associated with the Company’s Code of Ethics.

The Company’s leadership structure is enhanced by having two separate individuals serving as CEO and Chairman of the Board. The Company believes that such a structure allows for a more effective monitoring and objective evaluation of the performance of Management.

Orientation and Continuing Education

The Company does not currently have a formal orientation program for new directors. The Board’s continuing education is typically derived from correspondence with the Company’s auditors, solicitors, and other advisers to remain up to date with the relevant corporate and securities law matters.

Ethical Business Conduct

The Board adopted a written Code of Ethics on September 12, 2015. The role of the Board is to oversee the conduct of the Company’s business, to set corporate policy and to supervise Management, which is responsible for the day- to-day conduct of business. However, given the size of the Company, all material transactions are addressed at Board level.

Insider Trading Policy

The Company has adopted a Disclosure, Confidentiality and Insider Trading Policy setting forth policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees, or by the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Nomination of Directors

Because of the Company’s relatively small size, the Company does not have a standing nominating committee. Directors are nominated by the Board, which considers individual director qualifications as a whole. The Board believes that this is a practical approach at this stage of the Company’s development and given the size of the Board. While there are no specific criteria for Board membership, the Company attempts to attract and maintain directors with business acumen and a deep knowledge of mineral exploration and development or other areas such as accounting and finance, capital raising and project development which would assist in guiding the Company’s officers in the performance of their roles.

Pension Plan Benefits

There is no pension plan benefit for any Named Executive Officer or executive officer, employee or former director, executive officer or employee of the Company or any of its subsidiaries.

Attendance of Directors at Meetings

Ten (10) meetings of the Board were held in 2023, and all directors attended all such meetings either in person or by electronic means. The Company does not have a policy regarding attendance of directors at shareholder meetings. All those who were directors at the time attended, either in person or by electronic means, the Company’s last annual general meeting held on June 29, 2023. This year, all current directors have indicated that they intend to attend the Meeting by electronic means if not able to attend in person.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, nominee for election as a director, executive officer, employee or former director, executive officer or employee of the Company or any of its subsidiaries, or any of their associates or other member of Management of the Company, was indebted to the Company at any time since the beginning of the most recently completed financial year or as at the date hereof.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed in this Circular, no director or officer of the Company, no proposed nominee for election to the Board, no person owning or exercising control over more than 10% of the Company’s issued and outstanding shares, and no associate or affiliate of any such person has had any material interest, direct or indirect, in any material transaction involving the Company since the commencement of the most recent completed financial year.

AUDIT COMMITTEE

Audit Committee Charter

The full text of the Company’s Audit Committee Charter is set out in Schedule “A” hereto.

Composition of the Audit Committee

NI 52-110 requires the Company, as a venture issuer, to disclose in its Circular certain information concerning the constitution of the Audit Committee and the relationship with its independent auditor.

Western has established a separately designated audit committee of the Board consisting of Andrew Wilder, George Glasier and Bryan Murphy, with Mr. Wilder being the Chair of the Audit Committee. Western’s audit committee is responsible for oversight of audits, corporate governance, board nominations, and executive compensation. As defined in NI 52-110, Bryan Murphy and Andrew Wilder are independent members of the Audit Committee. All current members of the Audit Committee are considered to be financially literate.

Mr. Wilder is the Founder and the Chief Executive Officer of Cross River Infrastructure Partners, a platform designed to accelerate global sustainability through the development and construction of infrastructure projects deploying transformative industrial technologies. Areas of focus include capturing and sequestering carbon emissions, generating green hydrogen and ammonia, generating clean power with advanced small modular nuclear reactors, and upcycling biowaste into renewable natural gas and alternative protein. Mr. Wilder is also currently a Board Member for Bedford 2030, a community-based climate action non-profit organization for the Township of Bedford, New York. In 2011, prior to launching Cross River Infrastructure Partners, Mr. Wilder founded and managed the Cross River Group, an advisory business providing capital and business development services to alternative asset managers and institutions. In 2001, Mr. Wilder co-founded and served as Chief Operating and Chief Financial Officer for North Sound Capital LLC, an equity hedge fund manager with $3 billion peak assets under management. Mr. Wilder’s prior career included serving as a Manager in the audit group of Deloitte. Mr. Wilder received the Chartered Accountant (Canada) designation, holds the CFA designation, and received an MBA from the University of Toronto and a BA from the University of Western Ontario.

Bryan Murphy is Founder of Magellan Limited, an advisory firm focusing on providing strategic, M&A, and financial advisory services and currently serves as CFO and Head of Finance for Biome Renewables Inc., an early stage clean-tech company that is developing and commercializing critical energy technologies to enable the global energy transition. Formerly, Mr. Murphy was Co-Founder and Managing Partner of Quest Partners, a boutique investment bank that focuses on the provision of mid-market M&A, corporate finance, and business strategy services. In these capacities, Mr. Murphy has developed extensive international experience and relationships advising high-growth businesses across North America, Europe, and the Middle East. In the dozen years prior to Quest Partners, Mr. Murphy held senior management roles at Canadian Tire Corporation overseeing divisions and business lines. Additionally, Mr. Murphy was formerly a board member of Covenant House Toronto, one of Canada’s largest homeless youth agencies. Bryan has an Honours Bachelor of Arts in Business Administration majoring in Finance and an MBA with Distinction from the University of Western Ontario Richard Ivey School of Business. Bryan earned the ICD.D designation from the Rotman School of Management at the University of Toronto and the Institute of Corporate Directors in Toronto.

Mr. Glasier has over forty years’ experience in the uranium industry in the United States, with extensive experience in sales and marketing; project development and permitting uranium processing facilities. He is the founder of Energy Fuels Inc. (Volcanic Metals Exploration Inc.) and served as its Chief Executive Officer and President from January 2006 to March 2010. He was responsible for assembling a first-class management team, acquiring a portfolio of uranium projects, and leading the successful permitting process that culminated in the licensing of the Piñon Ridge uranium mill; planned for construction in Western Montrose County, Colorado. Mr. Glasier began his career in the uranium industry in the late 1970’s with Energy Fuels Nuclear, Inc. (“EFN”); this company was led by uranium pioneer Bob Adams, a founder of the U.S. uranium production industry. EFN became the largest uranium producer in the United States and built and operated the White Mesa Mill near Blanding, Utah. Mr. Glasier received his Juris Doctorate and Bachelor of Science/Business Administration from the University of Denver.

Audit Committee Oversight

There have been no recommendations of the Audit Committee, since the commencement of the Company’s most recently completed financial year, which the Board has not adopted.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Auditor Services Fees

The following table sets forth the aggregate fees billed by MNP LLP, the Company’s independent registered accounting firm for the fiscal years ended December 31, 2022 and December 31, 2023. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the table below.

	2022		2023
Audit fees(1)		$86,841		$98,169
Audit-related fees(2)	$	Nil	$	Nil
Tax fees(3)		$12,665		$14,373
All other fees(4)	$	Nil	$	Nil
Total fees		$99,506		$112,542

Notes:

(1)	Consist of fees billed for professional services rendered for the audit of the consolidated financial statements and review of the quarterly interim consolidated financial statements.
(2)	There were no fees billed by MNP LLP for professional services rendered for audit-related services for the year ended December 31, 2023.
(3)	Consists of tax preparation and tax advisory fees.
(4)	There were no fees billed by MNP LLP for professional services rendered for other compliance purposes for the years ended December 31, 2022 and 2023.

The Company’s Board has established pre-approval policies and procedures, pursuant to which the Board approved the foregoing audit and audit-related services provided by MNP LLP in 2023 and 2022 consistent with the Board’s responsibility for engaging Western’s independent auditors. The Board also considered whether the non-audit services rendered by the Company’s independent registered public accounting firm are compatible with an auditor maintaining independence. The Board has determined that the rendering of such services is compatible with MNP LLP maintaining its independence.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Company’s current auditor is MNP LLP, 50 Burnhamthorpe Road West, Suite 900, Mississauga, ON L5B 3C2.

Capital Transfer Agency ULC, 390 Bay Street, Suite 920, Toronto, ON M5H 2Y2, has been appointed as the Company’s registrar and transfer agent.

ADDITIONAL INFORMATION

Additional information concerning the Company can be obtained from www.sedarplus.ca, on the SEC website at www.sec.gov/edgar, and on the CSE website at www.thecse.com. Shareholders of the Company may contact the Company to request copies of the Company’s financial statements and Management’s Discussion and Analysis. Financial information is provided in the Company’s financial statements and Management’s Discussion and Analysis for the year ended December 31, 2023.

APPROVAL OF DIRECTORS

The contents of the Circular and the distribution and mailing of same to Shareholders have been approved by the Board of the Company.

DATED the 21st day of May 2024.

BY ORDER OF THE BOARD OF DIRECTORS

“George Glasier”

George Glasier

President and Chief Executive Officer

Schedule “A”

WESTERN URANIUM & VANADIUM CORP.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1. PURPOSE AND PRIMARY RESPONSIBILITY

1.1 This Charter sets out the Audit Committee’s purpose, composition, member qualification, member appointment and removal, responsibilities, operations, manner of reporting to the Board of Directors (the “Board”) of Western Uranium & Vanadium Corp. and its subsidiaries (the “Company”), annual evaluation and compliance with this Charter.

1.2 The primary responsibility of the Audit Committee is for oversight of the Company’s financial reporting process, on behalf of the Board. This includes oversight responsibility for financial reporting and continuous disclosure, oversight of external audit activities, oversight of financial risk and financial management control, and oversight responsibility for compliance with applicable laws in the area of financial reporting, as well as complaint procedures. The Audit Committee is also responsible for other matters as set out in this charter or as may be directed by the Board from time to time.

2. MEMBERSHIP

2.1 Each member of the Audit Committee must be a Director of the Company.

2.2 The Audit Committee will consist of at least three members, all of whom shall be financially literate. An Audit Committee member who is not financially literate may be appointed to the Audit Committee, provided the member becomes financially literate within a reasonable period of time following his or her appointment.

2.3 The members of the Audit Committee will be appointed annually (and from time to time thereafter to fill vacancies on the Audit Committee) by the Board. An Audit Committee member may be removed or replaced at any time at the discretion of the Board.

3. AUTHORITY

3.1 The Audit Committee shall have the resources and authority to carry out the duties and responsibilities included in this Charter, including the authority to:

a)	engage, and set the compensation for, external counsel and other advisors as it determines necessary to carry out its duties and responsibilities and any such consultants or professional advisors retained by the Audit Committee will report directly to the Audit Committee;

b)	communicate directly with management and any internal auditor, and with the external auditor without management involvement; and

c)	incur ordinary administrative expenses that are necessary or appropriate in carrying out its duties, such expenses to be paid for by the Company.

4. DUTIES AND RESPONSIBILITIES

4.1 The duties and responsibilities of the Audit Committee include responsibility to:

Oversight of the External Auditor

(a)	recommend to the Board the external auditor to be nominated by the Board;

(b)	recommend to the Board the compensation of the external auditor, to be paid by the Company, in connection with (i) preparing and issuing the audit report on the Company’s financial statements, and (ii) performing other audit, review or attestation services;

(c)	review the external auditor’s annual audit plan, fee schedule and any related services proposals (including meeting with the external auditor to discuss any deviations from or changes to the original audit plan, as well as to ensure that no management restrictions have been placed on the scope and extent of the audit examinations by the external auditor or the reporting of their findings to the Audit Committee);

(d)	oversee the work of the external auditor;

(e)	evaluate and report to the Board with regard to the independence and performance of the external auditors, including an evaluation of the lead partner, consideration of a rotation of the lead partner of the external auditor and the audit firm itself and, if necessary, make recommendations to the Board to take additional action to satisfy itself of the qualifications, performance and independence of the external auditor;

(f)	review and discuss with management and the external auditor the external auditor’s written communications to the Audit Committee in accordance with generally accepted auditing standards and other applicable regulatory requirements arising from the annual audit and quarterly review engagements;

(g)	resolve disputes between management and the external auditor regarding financial reporting;

(h)	review and discuss with management and the external auditor major issues regarding accounting principles and financial statement presentation, including any significant changes in the selection or application of accounting principles to be observed in the preparation of the financial statements of the Company and its subsidiaries;

Financial Reporting

(i)	review and discuss with management and the external auditor the annual audited and quarterly unaudited financial statements and related Management Discussion and Analysis (“MD&A”), including the appropriateness of the Company’s accounting policies, disclosures (including material transactions with related parties), reserves, key estimates and judgements (including changes or variations thereto) and obtaining reasonable assurance that the financial statements are presented fairly in accordance with GAAP and the MD&A is in compliance with appropriate regulatory requirements;

(j)	review and discuss with management and the external auditor all press releases containing financial information based on the Company’s financial statements, as well as financial information and earnings guidance provided to analysts and rating agencies prior to such information being disclosed indicating in the disclosure that the Audit Committee reviewed the disclosure and releasing where feasible any earning releases concurrently with the filing of the quarterly or annual financial statements;

(k)	report on and recommend to the Board the approval of the annual financial statements and the external auditor’s report on those financial statements, the quarterly unaudited financial statements, and the related MD&A and press releases for such financial statements, prior to the dissemination of these documents to shareholders, regulators, analysts and the public;

(l)	satisfy itself on a regular basis through reports from management and related reports, if any, from the external auditors, that adequate procedures are in place for the review of the Company’s disclosure of financial information extracted or derived from the Company’s financial statements, that such information is fairly presented;

(m)	satisfy itself that management has developed and implemented a system to ensure that the Company meets its continuous disclosure obligations through the receipt of regular reports from management and the Company’s legal advisors on the functioning of the disclosure compliance system (including any significant instances of non-compliance with such system), in order to satisfy itself that such system may be reasonably relied upon;

(n)	oversee compliance with regulatory authority requirements for disclosure of external auditor services and Audit Committee activities;

(o)	review and discuss such other relevant public disclosures containing financial information as the Committee may consider necessary or appropriate;

Internal Controls over Financial Reporting and Disclosure Controls

(p)	oversee the adequacy of the Company’s system of internal accounting controls and obtain from management and the external auditor summaries and recommendations for improvement of such internal controls and processes, together with reviewing management’s remediation of identified weaknesses;

(q)	review and monitor the processes in place to identify and manage the principal risks that could impact the financial reporting of the Company, assess the effectiveness of the over-all process for identifying principal business risks and report thereon to the Board;

(r)	review activities, organizational structure, and qualifications of the Chief Financial Officer (“CFO”) and employees in the financial reporting area and ensuring that matters related to succession planning within the Company are raised for consideration at the Board;

(s)	review and discuss with management the disclosure controls relating to the Company’s public disclosure of financial information, including information extracted or derived from financial statements and assess the adequacy of such procedures;

(t)	review the effectiveness of the Company’s internal and disclosure control procedures including information gathering systems in order to assess the adequacy of these procedures which the Company has implemented to support financial reporting;

(u)	inquire as to major internal control weaknesses identified by the auditors, the Company or by external party and the effectiveness of management to correct these problems;

Complaint Procedures

(v)	establish procedures for the receipt, retention and treatment of complaints received by the Company from employees and others regarding accounting, internal accounting controls or auditing matters and questionable practices relating thereto and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

Other

(w)	review the external auditor’s report to the shareholders on the Company’s annual financial statements; and

(x)	review and approve the Company’s hiring policies with respect to partners or employees (or former partners or employees) of either a former or the present external auditor.

4.2 In addition to the forgoing list of duties, the Committee may perform such other functions as may be necessary or appropriate to the circumstances, or as delegated by the Board.

5. STRUCTURE AND COMPOSITION

Composition

5.1 The appointment of the members of the Audit Committee shall take place annually, at the first meeting of the board, after a meeting of the shareholders at which directors are elected, provided that if the appointments are not made, the Directors then serving as members of the Audit Committee shall continue to service until their successors are appointed.

5.2 The Committee shall review on a periodic basis whether any of its members serve on the audit committees of other public companies. If any of the Audit Committee members fall into this category, the Committee shall consider the ability of such members to effectively serve on the Audit Committee and, if it is determined that such members are able to continue serving, the Committee shall record the reasons for such a decision.

5.3 The Board shall add members to the Audit Committee, on the recommendation of the Governance and Nominating Committee, to fill vacancies on the Audit Committee, in accordance with the Articles and Bylaws of the Company.

5.4 The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

5.5 The Board shall designate one member of the Committee as the Chair of the Committee (“Committee Chair”) and shall serve until his or her earlier resignation or removal by resolution of the Board, or until he or she ceases to be a Director of the Company.

Responsibilities of the Committee Chair

5.6 The responsibilities of the Committee Chair shall include:

a)	lead the Committee in undertaking the duties and responsibilities under this Charter;

b)	facilitate the flow of information to members of the Committee required in a timely fashion;

c)	facilitate access by members of the Committee to management, as necessary;

d)	chair Committee meetings;

e)	work with the Committee members and the Chief Executive Officer (“CEO”) to establish the frequency of, and agenda for, Committee meetings;

f)	lead the Committee in reviewing and assessing the adequacy of its mandate, evaluate the effectiveness in fulfilling its mandate and make recommendations to the Governance and Nominating Committee;

g)	maintain regular liaison with the external auditor, including the lead partner and management, including the CEO and the CFO;

h)	canvass members for continuous educational needs and, in conjunction with the Board education program, arrange for such education to be provided to the Committee on a timely basis; and

i)	make oral and written reports to the Board, on behalf of the Committee, on the activities and recommendations of the Committee (unless that responsibility is otherwise delegated by the Committee or the Committee Chair to another Committee member) at the next Board meeting or more regularly, as required.

5.7 The Committee Chair shall have the power to delegate his or her authority and duties to an individual member of the Committee as he or she considers appropriate;

Meetings

5.8 The calling, times and locations of meetings of the Audit Committee and procedures at such meetings, shall be determined from time to time by the Audit Committee, provided that there shall be a minimum of four meetings per year.

5.9 In general, and subject to the notice provisions in the Company’s Articles and Bylaws, written notice shall be provided no later than 48 hours prior to the meetings, unless waived by all members of the Audit Committee. Notice of every meeting shall be given to the external auditors, the Board, the Board Chair and the CEO.

5.10 A Committee member may participate in a Committee meeting by means of such telephonic, electronic or other communication facilities so as to permit all persons participating in the meeting to communicate adequately with each other. A member participating in such a meeting by any such means is deemed to be present at the meeting.

5.11 If a Committee Chair is not present at any meeting of a Committee, one of the other members of the Committee present at the meeting shall be chosen by the Committee to preside at the meeting.

5.12 Each of the members of the Audit Committee, Board Chair, external auditor, CEO or CFO shall be entitled to request that the Chair of the Audit Committee call a meeting, which shall be held within 48 hours of receipt of such request.

5.13 Agendas for the meetings of the Committee will be developed by the Chair of the Committee and shall be circulated to Committee members prior to the Committee meetings.

5.14 The Audit Committee shall have the right to require the external auditors, or any member of management, or any employee of the Company to attend a meeting of the Audit Committee.

5.15 The quorum for a meeting of the Committee is a majority of the members of the Committee, or such greater number as the Committee shall by resolution determine.

5.16 The affirmative vote of a majority of the members of the Committee participating in any meeting of the Committee is necessary for the adoption of any resolution.

5.17 The Committee may invite such officers, Directors, and employees of the Company as it may see fit from time to time to assist the Committee with the carrying out of its duties and responsibilities under this Charter.

5.18 The Committee shall hold regular in camera sessions, during which the members of the Committee shall meet in the absence of management.

5.19 The Committee will meet separately with each of the CEO and the CFO of the Company (at least annually) to review the financial affairs of the Company.

5.20 The Committee will meet with the external auditor of the Company at least once each year, at such time(s) as it deems appropriate, to review the external auditor’s examination and report.

5.21 The external auditor must be given reasonable notice of, and has the right to appear before and to be heard at, each meeting of the Committee.

5.22 The Committee shall report to the Board on its activities after each meeting. The Committee shall report its discussions to the Board by providing an oral or written report at the next Board meeting.

5.23 The Committee will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

5.24 The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

6. PERFORMANCE REVIEW

6.1 The Committee shall on an annual basis:

a)	review and assess the adequacy of the Charter and, if necessary, make recommendations to the Board with respect to its modification or amendment;

b)	undertake a regular performance evaluation of the Committee and compare the performance of the Committee to the Charter in a manner the Committee deems appropriate; and

c)	report the results of the performance evaluation to the Board, which may take the form of an oral or written report by the Committee Chair or any other member of the Committee designated by the Committee Chair to make the report.